Exhibit 10.1

Execution Version

AMENDMENT NO. 13 TO CREDIT AGREEMENT

This AMENDMENT NO. 13 TO CREDIT AGREEMENT (this “Agreement”) dated as of June 27, 2018 (the “Effective Date”), is among Jones Energy Holdings, LLC, a Delaware limited liability company (the “Borrower”), Jones Energy, Inc., a Delaware corporation and the parent company of the Borrower (“Jones Parent”), the undersigned subsidiaries of the Borrower as guarantors (together with Jones Parent, collectively, the “Guarantors”), the Lenders (as defined below) and Wells Fargo Bank, N.A. (“Wells Fargo”), in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS

A.                                    The Borrower is party to that certain Credit Agreement dated as of December 31, 2009 among the Borrower, the financial institutions party thereto from time to time as lenders (the “Lenders”) and the Administrative Agent, as heretofore amended (as so amended, the “Credit Agreement” and, as further amended hereby, the “Amended Credit Agreement”).

B.                                    The parties hereto wish to, subject to the terms and conditions of this Agreement, amend the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                          Defined Terms.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.  Unless otherwise specifically defined herein, each term defined in the Amended Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Amended Credit Agreement.

Section 2.                                          Other Definitional Provisions.  Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.  The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” means “including, without limitation,”.  Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

Section 3.                                          Reduction of Maximum Credit Amounts and Commitments; Reduction of Borrowing Base.

(a)                                 This Agreement shall be deemed written notice by the Borrower electing to effect a ratable reduction in part of the Maximum Credit Amount and Commitment of each Lender pursuant to Section 2.06(b) of the Credit Agreement.  The notices required under Section 2.06(b) of the Credit Agreement as to the reductions effected hereby are deemed received.  The parties hereto hereby agree that, as of the Effective Date, the Applicable Percentage, Maximum Credit Amount, and Commitment of each Lender shall be as set forth on Annex I attached hereto.

(b)                                 Subject to the terms of this Agreement, as of the Effective Date, the Borrowing Base shall be set at $25.00 and such Borrowing Base shall remain in effect at that level until the Maturity Date.  The parties hereto acknowledge and agree that the Borrowing Base redetermination set forth in this Section 3(b) is neither a Scheduled Redetermination nor an Interim Redetermination provided for in Section 2.07 of the Credit Agreement.  Each Lender’s Applicable Percentage of the resulting Borrowing Base, after giving effect to the redetermination of the Borrowing Base set forth in this Section 3(b), is set forth in Annex I attached hereto.

Section 4.                                          Amendments to Credit Agreement.

(a)                                 Section 1.02 of the Credit Agreement (Certain Defined Terms) is hereby amended by adding the following new defined terms thereto in alphabetical order:

“Amendment No. 13” means that certain Amendment No. 13 to Credit Agreement dated as of the Amendment No. 13 Effective Date which amends this Agreement.

“Amendment No. 13 Effective Date” means June 27, 2018.

“Asset Sale” means an “Asset Sale” as defined in the Senior Secured Notes Indenture.

“Bankruptcy Event” means any Event of Default described in Section 6.01(h) or Section 6.01(i) of the Senior Secured Notes Indenture.

“Eligible Counterparty” means any Person that engages in (or that has an Affiliate that engages in) writing Swap Agreements for commodity risks to Persons engaged in the exploration and production business, and has (or the credit support provider or any parent company with respect to such Person has), at the time the Borrower or any Subsidiary Guarantor enters into a Swap Agreement with such Person, a long term senior unsecured debt credit rating of BBB or better from S&P or Baa or better from Moody’s; provided that, in any event, neither the Borrower nor Jones Parent nor any Affiliate of Jones Parent may be an Eligible Counterparty.

“Investments” means “Investments” as defined in the Senior Secured Notes Indenture.

“Merge Restricted Subsidiary” means any Restricted Subsidiary which owns Merge Assets or Equity Interests in Subsidiaries that own Merge Assets.

“Restricted Payments” means “Restricted Payments” as defined in the Senior Secured Notes Indenture.

“Significant Subsidiary” means a “Significant Subsidiary” as defined in the Senior Secured Notes Indenture.

“Specified Debt” means (a) any Junior Debt, (b) any Debt evidenced by the Senior Secured Notes, and (c) any Junior Lien Debt (as defined in the Senior Secured Notes Indenture).

(b)                                 Section 1.02 of the Credit Agreement (Certain Defined Terms) is hereby further amended by amending and restating the following defined terms to read as follows:

“Applicable Margin” means, for any day, with respect to the Commitment Fee or any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in Table A below based upon the Borrowing Base Utilization Percentage then in effect:

Table A - Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	<25.0%	>25.0% <50.0%	>50.0% <75.0%	>75.0% <90.0%	>90%
Eurodollar Loans	2.750%	3.000%	3.250%	3.500%	3.750%
ABR Loans	1.750%	2.000%	2.250%	2.500%	2.750%
Commitment Fee	0.375%	0.375%	0.500%	0.500%	0.500%

“Borrowing Base” means, at any time, an amount equal to the amount determined in accordance with Section 2.07.

“Change in Control” means a “Change of Control” as defined in the Senior Secured Notes Indenture.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b).  The amount representing each Lender’s Commitment shall at any time be the lesser of (i) such Lender’s Maximum Credit Amount and (ii) such Lender’s Applicable Percentage of an amount equal to then effective Borrowing Base.  For purposes of the Loan Documents, a Lender’s Commitment is deemed not to be terminated unless (x) the Maximum Credit Amount of such Lender and the Borrowing Base are both equal to $0, (y) the Maturity Date has occurred, or (z) the Commitments have been terminated under Section 10.02.

“Customary Recourse Exceptions” means “Customary Recourse Exceptions” as defined in the Senior Secured Notes Indenture.

“Debt” has the meaning given the term “Indebtedness” in the Senior Secured Notes Indenture.

“Disposition” means any sale, assignment, farm-out, conveyance or other transfer of Property (and “Dispose” shall have the correlative meaning).

“Engineered Value” means the value attributed to the Oil and Gas Properties of the Borrower or any Restricted Subsidiary of the Borrower in the applicable Reserve Report based upon the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such Oil and Gas Properties as set forth in such applicable Reserve Report.

“Junior Debt” means the Existing Unsecured Notes (as defined in Senior Secured Notes Indenture) and any unsecured Debt incurred to refinance any such Debt.

“Junior Lien Debt” means “Junior Lien Debt” as defined in this Agreement prior to the Amendment No. 13 Effective Date.

“LC Commitment” means $0.

“Lien” means a “Lien” as defined in the Senior Secured Notes Indenture.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (i) terminated from time to time in connection with termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or (ii) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Merge Designation” means any of the following or any combination of the following: (a) any Merge Restricted Subsidiary is designated as, or otherwise becomes, an Unrestricted Subsidiary (provided that, for the avoidance of doubt, this clause (a) shall not include the transfer to, or purchase or other acquisition by, any Unrestricted Subsidiary of any Merge Assets to the extent otherwise permitted under this Agreement), (b) the Disposition of all or substantially all of the Merge Assets to any Person other than the Borrower or any Subsidiary Guarantor, (c) other than Merge Exempt Dispositions, the Disposition of any portion of the Merge Assets to any Person other than the Borrower or any Subsidiary Guarantor, and (d) the Disposition of any of the Equity Interests in any Restricted Subsidiary that owns all or any portion of the Merge Assets to any Person other than the Borrower or any Subsidiary Guarantor.  For the avoidance of doubt, and notwithstanding anything herein to the contrary, no Merge Designation (other than with the consent of the Required Lenders as to a portion of the Merge Assets as noted in clause (c) above) is permitted under the terms of this Agreement unless there is no Borrowing Base Deficiency at such time and after giving effect to such Merge Designation and such Merge Designation is otherwise permitted hereunder.

“Merge Exempt Dispositions” means (a) Assets Swaps of undeveloped acreage constituting Merge Assets on customary terms, (b) Dispositions of Merge Assets up to an aggregate fair market value of less than $5,000,000 and (c) Dispositions of any portion of the Merge Assets consented to by the Required Lenders; provided that, at any time when the Borrowing Base is equal to or less than $25.00, the Required Lenders are deemed to have consented to any such Disposition so long as such Disposition is permitted hereunder.

“Restricted Subsidiary” means a “Restricted Subsidiary” as defined in the Senior Secured Notes Indenture.

“Senior Secured Notes Indenture” means that certain Indenture dated as of the Amendment No. 12 Effective Date, by and among the Borrower, as issuer, and the Senior Secured Trustee, and one or more Credit Parties, as guarantors, and all related documentation entered into in connection therewith (excluding Security Instruments and the Collateral Agency Agreement), as in effect on the Amendment No. 13 Effective Date and as may be amended, restated, modified or supplemented from time to time thereafter with the written consent of the Administrative Agent and the Required Lenders (or all the Lenders if such amendment, restatement, modification or supplement would have the effect of reducing the 90% required under Section 13.03(d) of the Senior Secured Notes Indenture).

“Senior Secured Trustee” means UMB Bank, N.A., in its capacity as trustee for the Senior Secured Notes.

“Subsidiary Guarantor” means (a) each existing Domestic Subsidiary of the Borrower other than any Excluded Subsidiary and any Unrestricted Subsidiary and (b) each future Domestic Subsidiary of the Borrower that guarantees the Indebtedness pursuant to Section 8.13.

“Unrestricted Subsidiary” means an “Unrestricted Subsidiary” as defined in the Senior Secured Notes Indenture.

(c)                                  Section 1.02 of the Credit Agreement (Certain Defined Terms) is hereby further amended by deleting the defined terms “Account Control Agreement”, “Acquisition Related Costs”, “Acquisition Swap Agreement”, “Actual Production Volumes”, “Alpine Releases”, “Asset Swap”, “Cash Equivalents”, “Casualty Event”, “Consolidated Cash Balance”, “Consolidated Net Income”, “Continuing Lenders”, “CPDA”, “Disqualified Capital Stock”, “EBITDAX”, “EOG PSA”, “Exchange Agreement”, “Excluded Accounts”, “Excluded Equity Proceeds”, “Excluded Equity Proceeds Account”, “Investment”, “Liquidity”, “LLC Agreement”, “Measurement Date”, “Non-Recourse Debt”, “Permitted Payments”, “Permitted Refinancing Debt”, “Permitted Tax Distributions”, “Projected Target Property PDP Volumes”, “Quarter-End Production Report”, “Remedial Work”, “Restricted Payment”, “Secured Debt Incurrence”, “Secured Priority Debt Incurrence”, “Senior Secured Debt”, “Senior Secured Leverage Ratio”, “Senior Unsecured Debt Incurrence”, “Senior Unsecured Notes”, “Subject Acquisition”, “Target

Oil and Gas Properties”, “Tax Receivable Agreement”, “Total Debt”, and “Total Leverage Ratio”  in their entirety.

(d)                                 Section 1.05 of the Credit Agreement (Termination and Reduction of Aggregate Maximum Credit Amounts) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 1.05                            Accounting Terms and Determinations.  Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP as then in effect.  Notwithstanding the foregoing, if at any time any change in GAAP or the application thereof (in any event, the “Subject Change”), would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Borrower or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change (subject to the approval of the Majority Lenders); provided that, until so amended, (i) regardless of whether such request is made before or after such Subject Change, such ratio or requirement shall continue to be computed in accordance with GAAP without giving effect to such Subject Change, and (ii) the Borrower shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such Subject Change. Notwithstanding the foregoing clause (c), for purposes of this Agreement, (i) any lease that was treated as an operating lease under GAAP at the time it was entered into and that later becomes a Capital Lease as a result of the change in GAAP that occurs upon a conversion to International Financial Reporting Standards during the life of such lease, including any renewals, shall be treated as an operating lease for all purposes under this Agreement, and (ii) any lease that is entered into after the occurrence of the change in GAAP discussed in the foregoing clause (i) shall be given the treatment provided for under GAAP, as so amended, for all purposes under this Agreement.

(e)                                  Section 2.06 of the Credit Agreement (Termination and Reduction of Aggregate Maximum Credit Amounts) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 2.06                            Termination and Reduction of Aggregate Maximum Credit Amounts.

(a)                                 Scheduled Termination of Commitments.  Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction other than as provided in Section 2.06(c) below.

(b)                                 Optional Termination of Commitments.

(i)                                    Subject to clause (ii) below, the Borrower may at any time terminate the Commitments by reducing the Aggregate Maximum Credit Amounts to $0.00; provided that such termination must be a termination of the Commitments of all the Lenders, unless otherwise agreed to in writing by all the Lenders.  A reduction of a Lender’s Maximum Credit Amount to $0.00 shall automatically result in a termination of such Lender’s Commitment.

(ii)                                The Borrower shall notify the Administrative Agent of any election to terminate the Commitments under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination of the Commitments shall be permanent and may not be reinstated.

(c)                                  [Intentionally Omitted].

(f)                                   Section 2.07 of the Credit Agreement (Borrowing Base) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 2.07                            Borrowing Base.

(a)                                 Borrowing Base.  For period from and including the Amendment No. 13 Effective Date to but excluding the first Redetermination Date thereafter, the Borrower has elected that, and the Required Lenders have agreed that, the amount of the Borrowing Base shall be $25.00.  Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to this Section 2.07, Section 8.12(c) or Section 9.11(d) or pursuant to Section 3(a) of Amendment No. 10.

(b)                                 Scheduled and Interim Redeterminations.  The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on or about April 1 and October 1 of each year, commencing October 1, 2016.  In addition, the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, elect to cause the Borrowing Base to be redetermined once between each Scheduled Redetermination (together with any redetermination described in the immediately following sentence, an “Interim Redetermination”) in accordance with this Section 2.07.  In addition to any Interim Redetermination described in the immediately preceding sentence, upon the occurrence and during the continuance of any Redetermination Event, the Administrative Agent or the Required Lenders may, by notifying the Borrower thereof, elect to cause an additional redetermination of the Borrowing Base.

(c)                                  Scheduled and Interim Redetermination Procedure.  Subject to the last sentence of this Section 2.07:

(i)                                    Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows:  Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.11(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.11(b) and (c) and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.11(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time (which lending criteria the Borrower acknowledges shall not apply with respect to the deemed redeterminations set forth in the last sentence of this Section 2.07).  In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii)                                The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)                                in the case of a Scheduled Redetermination, (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on or before the March 15th and September 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B)                                in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii)                            Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this this Section 2.07(c)(iii).  Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base.  If, at the end of such 15-day period, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base.  If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, the Proposed Borrowing Base, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).  If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, the Proposed Borrowing Base, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders or the Required Lenders, as applicable, and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(d)                                 Effectiveness of a Redetermined Borrowing Base.  Subject to the last sentence of this Section 2.07, after a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall promptly notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

(i)                                    in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on or about April 1 or October 1, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii)                                in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 8.12(c) or Section 9.11(d), whichever occurs first.  Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e)                                  Mandatory Reductions in the Borrowing Base.  In addition to the Borrowing Base redeterminations otherwise provided for in this Section 2.07, the Borrowing Base shall be automatically reduced as follows:

(i)                                    [Reserved];

(ii)                                With respect to any Oil and Gas Disposition, if, after giving effect thereto, the sum of the aggregate Engineered Value of the Oil and Gas Properties covered by all Oil and Gas Dispositions made since the immediately preceding Scheduled Redetermination Date (as reasonably determined by the Administrative Agent), exceeds five percent (5%) of the Borrowing Base then in effect, then the Borrowing Base shall automatically be reduced on the date such Oil and Gas Disposition is effected by an amount equal to the value, if any, assigned to the Oil and Gas Properties subject to such Oil and Gas Disposition in the then-effective Borrowing Base, as reasonably determined by the Required Lenders; provided that, at any time that the Borrowing Base is equal to or less than $25.00, the Required Lenders agree that the value assigned to the Oil and Gas Properties being Disposed of are deemed to be $0.

(iii)                            With respect to any Swap Event, if, after giving effect thereto, the sum of all Swap Event Reduction Amounts in respect of all Swap Events that have occurred since the immediately preceding Scheduled Redetermination Date (as reasonably determined by the Administrative Agent), exceeds five percent (5%) of the Borrowing Base then in effect, then the Borrowing Base shall automatically be reduced on the date such Swap Event is effected by an amount equal to the Swap Event Reduction Amount in respect thereof, as reasonably determined by the Required Lenders; provided that, at any time that the Borrowing Base is equal to or less than $25.00, the Required Lenders agree that the Swap Event Reduction Amount in respect thereof is deemed to be $0.

(iv)                              Effective concurrently with the Merge Designation, the Borrowing Base then in effect shall be automatically reduced to $0; and

(v)                                  Effective immediately upon the Disposition of any of the WAB Properties by the Borrower or any of the Borrower’s Restricted Subsidiaries pursuant to the WAB Drillco unless the Required Lenders have elected to call an Interim Redetermination of the Borrowing Base under the last sentence of Section 2.07(b), the Borrowing Base then in effect shall be automatically reduced by the value attributable to such WAB Properties in the Borrowing Base as determined by the Administrative Agent (or, if the determination made by the Administrative Agent is greater than $5,000,000, such greater amount determined by the Required Lenders as value attributable to the Borrowing Base); provided that, at any time that the Borrowing Base is equal to or less than $25.00, the value attributable to such WAB Properties in the Borrowing Base is deemed to be determined by the Administrative Agent as $0.

Notwithstanding anything to the contrary in this Section 2.07, with respect to any redetermination of the Borrowing Base on or after the Amendment No. 13 Effective Date, unless otherwise agreed by the Borrower and the Required Lenders (or, in the case of any increase in the Borrowing Base, all of the Lenders), (a) the Borrowing Base is automatically deemed to be redetermined and set on the date of each such redetermination at the lesser of (x) $25.00 and (y) the amount of the Borrowing Base in effect immediately prior to such redetermination, (b) no further action by any party is required to effect the foregoing deemed redetermination, and (c) no other action required under Section 2.07(c) or 2.07(d) shall be required as to the foregoing deemed redetermination, including but not limited to, the proposal of a new Borrowing Base by the Administrative Agent, delivery of any Engineering Report by the Borrower, the delivery of any Proposed Borrowing Base Notice by the Administrative Agent, any approval or disapproval of the foregoing deemed redetermination, and the delivery of a New Borrowing Base Notice.

(g)                                  Section 2.08(i) of the Credit Agreement (Replacement of Issuing Bank) is hereby amended by deleting the words “pursuant to Section 3.05(b)” therein.

(h)                                 Section 2.08(j) of the Credit Agreement (Cash Collateralization) is hereby amended by amending and restating such section in its entirety to read as follows:

(j)                                    Cash Collateralization.  If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), or (iii) the Borrower is otherwise required to provide cash collateral to secure the Fronting Exposure with respect to any Defaulting Lender, then the Borrower shall deposit, in an account with the Administrative

Agent, in the name of the Administrative Agent and for the benefit of the Secured Parties, an amount in cash equal to (x) in the case of an Event of Default, the LC Exposure, (y) in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), and (z) in the case of a Defaulting Lender, the amount as required in Section 5.06(d), in any event, as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Bankruptcy Event.  The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Secured Parties, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor.  The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any Guarantor may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever.  Such deposit shall be held as collateral securing the payment and performance of the Borrower’s or the Guarantors’ obligations under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(i)                                     Article II of the Credit Agreement (The Credits) is hereby amended by adding the following Section 2.09 thereto:

Section 2.09                            Additional Lenders.  So long as no Event of Default has occurred and is continuing and the Revolving Credit Exposure is equal to $0, upon notice to the Administrative Agent, the Borrower may from time to time add one or more Eligible Counterparties to this Agreement as Lenders hereunder (each, an “Additional Lender”).  The Borrower shall cause each such Additional Lender to execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit J (an “Additional Lender Agreement”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500.  From and after the effective date specified in the Additional Lender Agreement (i) such Additional Lender shall be a party to this Agreement and have the rights and obligations of a Lender hereunder and (ii) such Additional Lender shall have a Maximum Credit Amount of $0.01, and such Maximum Credit Amount shall be deemed to be part of, and an increase to, the Aggregate Maximum Credit Amounts hereunder.

(j)                                    Section 3.02(c) of the Credit Agreement (Post-Default Rate) is hereby amended by replacing the reference therein to “Section 10.01(a), (b), (i) or (j)” with a reference to “Section 10.01(a), (b), (h) or (i)”.

(k)                                 Section 5.04(b) of the Credit Agreement (Replacement of Lenders) is hereby amended by amending and restating such subsection in its entirety to read as follows:

(b)  Replacement of Lenders.  If (i) any Lender does not consent to any proposed increase in or reaffirmation of the Borrowing Base, (ii) any Lender is a Defaulting Lender, (iii) in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or the consent of each Lender affected thereby, the consent of the Required Lenders shall have been obtained but any Lender has not so consented to or approved such proposed amendment, waiver, consent or release, (iv) in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of the Required Lenders, the consent of the Majority Lenders shall have been obtained but any Lender has not so consented to or approved such proposed amendment, waiver, consent or release, or (v) any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any Indemnified Tax or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then, in any such case, (A) the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, and (B) the Administrative Agent may as to any Defaulting Lender upon notice to such Lender and the Borrower, require that such Lender assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement to a permitted assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Notwithstanding the foregoing, a Lender shall not be required to make any such assignment and delegation if such Lender (or any Affiliate of such Lender) is a Hedge Bank with an outstanding Swap Agreement or outstanding Hedge Obligations, unless on or prior to the date of such assignment and delegation, all such Swap Agreements have been terminated or novated to another Person on terms and conditions reasonably satisfactory to such Hedge Bank and such Hedge Bank shall have received payment in full in cash of all Hedge Obligations, including Hedge Obligations payable to it in connection with such termination or novation.  Each Lender hereby agrees to make such assignment and delegations required under this Section 5.04.

(l)                                     Article VII of the Credit Agreement (Representations and Warranties) is hereby amended by amending and restating the first line thereof to read as follows:

The Borrower represents and warrants to the Secured Parties that:

(m)                             Section 7.11 of the Credit Agreement (Disclosure; No Material Misstatements) is hereby amended by deleting the language “(excluding Engineering Reports)” in the second sentence thereof.

(n)                                 Section 7.15 of the Credit Agreement (Location of Business and Offices) is hereby amended by amending and restating the second sentence thereof to read as follows:

Schedule 7.15 shall be automatically supplemented by any notice delivered in connection with the joinder of any Subsidiary under the Guarantee Agreement and the Security Agreement pursuant to Section 8.13.

(o)                                 Article VIII of the Credit Agreement (Affirmative Covenants) is hereby amended by amending and restating the first paragraph thereof in its entirety to read as follows:

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower and Jones Parent each covenant and agree with the Lenders that:

(p)                                 Section 8.01 of the Credit Agreement (Financial Statements; Other Information) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 8.01                            Financial Statements; Other Information.  Jones Parent shall furnish to the Administrative Agent and each Lender:

(a)  all notices, reports, documents, certificates, and other information required to be delivered to the Senior Secured Trustee or any holder of Senior Secured Notes under Section 4.03 of the Senior Secured Notes Indenture, as and when required thereunder and in such form as required therein; provided that the filing of the foregoing with the SEC for public availability on the SEC’s EDGAR system (or any successor public system) shall be deemed to satisfy Jones Parent’s delivery obligation with respect to the foregoing;

(b)  prompt written notice (and in any event within ten (10) days prior thereto or such later date as may be reasonably acceptable to the Administrative Agent) of any change (i) in the location of the Borrower’s or any Guarantor’s chief executive office or principal place of business, (ii) in the Borrower’s or any Guarantor’s organizational identification number in such jurisdiction of organization, and (iii) in the Borrower’s or any Guarantor’s federal taxpayer identification number;

(c)  [reserved]; and

(d)  within 45 days after a fiscal quarter end (or 90 days for the fiscal quarter end that is also a fiscal year end), a certificate of a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Credit Parties in effect on such date, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the then net mark-to-market value therefor, any credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(q)                                 Section 8.02 of the Credit Agreement (Notices of Material Events) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 8.02                            Notices of Material Events.  Promptly, and in any event within five Business Days after any Responsible Officer of the Borrower obtains knowledge thereof, the Borrower will furnish to the Administrative Agent (for distribution to the Lenders) written notice of the occurrence of any Default.  Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(r)                                    Section 8.03 of the Credit Agreement (Existence; Conduct of Business) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 8.03                            Existence; Conduct of Business.  The Borrower and Jones Parent will, and will cause each of the Subsidiary Guarantors to, comply with the terms of Sections 4.13 and 4.14 of the Senior Secured Notes Indenture; provided that, notwithstanding the foregoing, neither the Borrower nor Jones Parent shall, nor shall it permit any Subsidiary Guarantor to, take any such action or refrain from taking any such action which (a) would be prohibited under Section 9.10 of this Agreement, or (b) solely with respect to compliance with clause (b) of Section 4.14 of the Senior Secured Notes Indenture, would be adverse to the Secured Parties in any material respect.

(s)                                   Section 8.04 of the Credit Agreement (Payment of Taxes) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 8.04                            Payment of Taxes.  The Borrower and Jones Parent will, and will cause each of the Subsidiary Guarantors to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Secured Parties.

(t)                                    Section 8.06 of the Credit Agreement (Insurance) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 8.06                            Insurance.  The Borrower will, and will cause each of the Subsidiary Guarantors to, comply with the terms of Section 13.08 of the Senior Secured Notes Indenture.

(u)                                 Section 8.08 of the Credit Agreement (Compliance with Laws) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 8.08                            Compliance with Laws.  The Borrower and Jones Parent will, and will cause each of the Subsidiary Guarantors to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws) applicable to them or their Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(v)                                 Section 8.11 of the Credit Agreement (Reserve Reports) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 8.11                            Reserve Reports.

(a)  On or before March 1 and September 1 of each year, commencing March 1, 2015, the Borrower shall furnish to the Administrative Agent (for distribution to the Lenders) a Reserve Report evaluating the Oil and Gas Properties of the Credit Parties as of January 1 (or December 31) or July 1 (or June 30), as applicable, of such year.  The Reserve Report to be delivered on or before March 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the Reserve Report to be delivered on or before September 1 of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 (or December 31) Reserve Report.  The foregoing provisions of this Section 8.11(a) shall not be required unless the Borrowing Base then in effect is, or the proposed Borrowing Base to be in effect is, greater than $25.00.

(b)  In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent (for distribution to the Lenders) a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding January 1 (or December 31) Reserve Report.  For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request. The foregoing provisions of this Section 8.11(b) shall not be required unless the Borrowing Base then in effect is, or the proposed Borrowing Base to be in effect is, greater than $25.00.

(c)  With the delivery of each Reserve Report to the Administrative Agent pursuant to Section 8.11(a), the Borrower is deemed to have represented and warranted to the Administrative Agent and the Lenders that, in all material respects: (i) the information contained in the Reserve Report then delivered and any other information delivered in connection therewith is true and correct (it being understood that projections concerning volumes and production and cost estimates contained in such report are necessarily based upon professional opinions, estimates and projections upon which such Person is relying when making such certifications), (ii) the Borrower and the Subsidiary Guarantors own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03 (subject to receipt of assignments from ExxonMobil under farmout agreements which are not more than twelve months past first production and subject to receipt of assignments from all other farmors under farmout agreements which are not more than six months past first production), and (iii) the Engineered Value of such Oil and Gas Properties that are Mortgaged Properties represents (A) at all times prior to the Merge Trigger Date, at least 90% (by value) of the Merge Assets and (B) at all times, at least 90% (by value) of all Oil and Gas Properties of the Credit Parties evaluated in such Reserve Report.

(w)                               Section 8.12 of the Credit Agreement (Title Information) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 8.12                            Reserve Report under Senior Secured Notes Indenture.

(a)  The Borrower shall deliver to the Administrative Agent a copy of each reserve report delivered to the Senior Secured Trustee pursuant to the Senior Secured Notes Indenture together with any officer’s certificate accompanying such reserve report.

With the delivery of each reserve report to the Administrative Agent pursuant to this Section 8.12, the Borrower is deemed to have represented and warranted to the Administrative Agent and the Lenders that, in all material respects:  (a) such reserve report has been prepared in accordance with the procedures used in the immediately preceding reserve report delivered to the Senior Secured Trustee pursuant to the Senior Secured Notes Indenture; (b) the information contained in such reserve report and any other information delivered in connection therewith is true and correct in all material respects; and (c) none of the Proved Reserves (as defined in the Senior Secured Notes Indenture) included in such reserve report have been transferred, assigned or otherwise disposed of since the date of such reserve report except for those Oil and Gas Properties (as defined in the Senior Secured Notes Indenture) described in the accompanying officer’s certificate to the Senior Secured Trustee as having been disposed of.

(b) [Intentionally Omitted].

(c)  [Intentionally Omitted].

(x)                                 Section 8.13 of the Credit Agreement (Additional Collateral; Additional Guarantors) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 8.13                            Additional Collateral; Additional Guarantors.

(a) In connection with each redetermination of the Borrowing Base (including any deemed redetermination of the Borrowing Base), the Borrower shall review the Reserve Report and the list of current Mortgaged Properties that constitute Oil and Gas Properties to ascertain whether such Mortgaged Properties represent (x) at all times prior to the Merge Trigger Date, at least 90% (by value) of the Merge Assets and (y) at all times, at least 90% of the Engineered Value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production.  In the event that such Mortgaged Properties do not represent (x) at all times prior to the Merge Trigger Date, at least 90% (by value) of the Merge Assets and (y) at all times, at least 90% of such Engineered Value, then: (i) other than in connection with the Borrowing Base redetermined for fall 2017, the Borrower shall, and shall cause the Subsidiary Guarantors to, grant, within thirty (30) days of delivery of the certificate required under Section 8.11(c) (or such later date as may be acceptable to the Administrative Agent), to the Collateral Agent as security for the Priority Lien Obligations a first-priority Lien interest (subject to Excepted Liens other than Excepted Liens described in clause (h) of such definition) on additional Oil and Gas Properties evaluated in the most recently completed Reserve Report not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties that constitute Oil and Gas Properties will represent (x) prior to the Merge Trigger Date, at least 90% (by value) of the Merge Assets and (y) at all times, at least 90% of such Engineered Value, and (ii) in connection with the Borrowing Base redetermined for fall 2017, the Borrower shall, and shall cause the Subsidiary Guarantors to, grant, within forty-five (45) days after the

Amendment No. 11 Effective Date (or such later date as may be acceptable to the Administrative Agent), to the Collateral Agent as security for the Priority Lien Obligations a first-priority Lien interest (subject to Excepted Liens other than Excepted Liens described in clause (h) of such definition) on additional Oil and Gas Properties evaluated in the most recently completed Reserve Report not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties that constitute Oil and Gas Properties will represent (x) prior to the Merge Trigger Date, at least 90% (by value of the Merge Assets and (y) at all times, at least 90% of such Engineered Value.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Collateral Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.13(b).  Notwithstanding the foregoing, so long as the Borrowing Base then in effect is, or the proposed Borrowing Base to be in effect is, less than or equal to $25.00, for purposes of this Section 8.13(a), the term “Reserve Report” shall refer to the Reserve Report (as defined in the Senior Secured Notes Indenture) most recently delivered to the Senior Secured Trustee pursuant to the Senior Secured Notes Indenture.

(b) (b)               If the Borrower or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary, or redesignates an Unrestricted Subsidiary as a Restricted Subsidiary, in each case other than a Foreign Subsidiary, the Borrower shall promptly, but in any event no later than 30 Business Days after the formation, acquisition or designation or redesignation as a Restricted Subsidiary (or other similar event) of any such Subsidiary (or such later date as may be acceptable to the Administrative Agent), (i) cause such Subsidiary to execute and deliver supplements to the Guarantee Agreement, the Security Agreement, and the Collateral Agency Agreement, (ii) cause all of the Equity Interests of such Subsidiary to be pledged to the Collateral Agent, for the benefit of the Priority Lien Secured Parties, and to the extent such Equity Interests are certificated, cause such original stock or other certificates evidencing such Equity Interests, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof, to be delivered to the Collateral Agent, and (iii) cause such Subsidiary to execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent; provided that the foregoing requirement shall not apply to any newly acquired or created Restricted Subsidiary that constitutes an Immaterial Subsidiary (as defined in the Senior Secured Notes Indenture) until such time as it ceases to be an Immaterial Subsidiary (as defined in the Senior Secured Notes Indenture).

(c) Notwithstanding anything to the contrary herein or in any Loan Document, if any Lien or guaranty is required to secure or guarantee any Specified Debt, Jones Parent and the Borrower shall, and shall cause each of its Subsidiaries to, provide analogous guaranties to the Administrative Agent and grant  to the Collateral Agent, and perfect, a senior Lien on the same Property for the benefit of the Priority Lien Secured

Parties during at least the same period of time as required for such Specified Debt so that, so long as such Debt is outstanding, no obligor is obligated with respect to such Debt that is not obligated with respect to the Indebtedness, and no Property shall serve as collateral securing such Debt that is not also serving as Collateral securing the Indebtedness of a senior basis.

(d)                                 Promptly after the delivery of each Security Document (as defined in the Senior Secured Notes Indenture) to the Collateral Agent, the Borrower will deliver copies thereof to the Administrative Agent.

(e)                                  The Borrower and Jones Parent will, and will cause each of the Subsidiary Guarantors to, comply with the terms of Section 13.03 of the Senior Secured Notes Indenture.  Concurrently with the delivery to the Senior Secured Trustee of the officer’s certificate required under the last sentence of Section 13.03(d) of the Senior Secured Notes Indenture, the Borrower shall provide a copy of such certificate to the Administrative Agent.

(y)                                 Section 9.02 of the Credit Agreement (Debt) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 9.02                            Debt.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, incur any Debt, except the following:

(a) the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents; and

(b) Debt that is permitted to be incurred by the terms of Section 4.09 of the Senior Secured Notes Indenture.

(z)                                  Section 9.03 of the Credit Agreement (Liens) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 9.03                            Liens.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Indebtedness and any other Priority Lien Obligations (including the Senior Secured Notes) created pursuant to the Security Instruments; and

(b) Liens that are permitted under Section 4.12 of the Senior Secured Notes Indenture.

(aa)                          Section 9.04 of the Credit Agreement (Dividends, Distributions and Redemptions) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 9.04                            Restricted Payments.  The Borrower will not, and will not permit any of the Subsidiary Guarantors to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment without the prior approval of the Majority Lenders, other than Restricted Payments permitted by Section 4.07 of the Senior Secured Notes Indenture; provided that a copy of the resolutions required to be delivered to the Senior Secured Trustee under the last paragraph thereof shall also have been delivered to the Administrative Agent.

(bb)                          Section 9.10 of the Credit Agreement (Mergers, Etc.) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 9.10                            Mergers, Etc. Neither the Borrower nor any of the Guarantors will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of its Property to any other Person, other than as permitted by Section 5.01 or 10.04 of the Senior Secured Notes Indenture; provided that (a) the Person formed by or surviving any such consolidation or merger (if other than the Borrower or such Guarantor) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (i) shall have assumed all the obligations of such Borrower or such Guarantor under the Loan Documents and such other documents evidencing or governing any Indebtedness pursuant to such documentation in a form reasonably satisfactory to the Administrative Agent and (ii) shall have taken such action (or have agreed to take such action) as may be necessary to cause any Property that constitutes Collateral owned by or transferred to such Person to be subject to a Priority Lien (as defined in the Senior Secured Notes Indenture) in the manner and to the extent required under this Agreement and the other Loan Documents and shall deliver an opinion of counsel as to the enforceability of any amendments, supplements or other instruments with respect to the Loan Documents to be executed, delivered, filed and recorded, as applicable, and such other matters as the Administrative Agent or the Collateral Agent, as applicable, may reasonably request and (b) the Borrower or such Guarantor shall have delivered to the Administrative Agent an officers’ certificate and an opinion of counsel, each in form and substance reasonably satisfactory to the Administrative Agent and stating that such consolidation, merger or disposition and such Loan Documents executed in connection therewith, if any, comply with this Agreement and the other Loan Documents.

(cc)                            Section 9.11 of the Credit Agreement (Sale of Properties) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 9.11                            Sale of Properties.

(a)  The Borrower will not, and will not permit any of the Subsidiary Guarantors to consummate any Asset Sale except in accordance with Section 4.10 of the Senior Secured Notes Indenture.

(b)  [Intentionally Omitted].

(c)  [Intentionally Omitted].

(d)  [Intentionally Omitted].

(dd)                          Section 9.12 of the Credit Agreement (Transactions with Affiliates) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 9.12                            Transactions with Affiliates. The Borrower will not, and will not permit any of the Subsidiary Guarantors to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any of their respective Affiliates other than transactions that are permitted by Section 4.11 of the Senior Secured Notes Indenture; provided that, concurrently with the delivery of the officer’s certificate required under Section 4.11(a)(2) of the Senior Secured Notes Indenture, the Borrower shall deliver a copy of such certificate to the Administrative Agent.

(ee)                            Section 9.14 of the Credit Agreement (Negative Pledge Agreements; Dividend Restrictions ) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 9.14                            Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any of the Subsidiary Guarantors to, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement or the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on its Property in favor of the Collateral Agent or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or any Subsidiary Guarantor, in each case unless permitted by Section 4.08 of the Senior Secured Notes Indenture.

(ff)                              Section 9.17 of the Credit Agreement (Change in Business; Corporate Structure; Accounting Change) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 9.17                            Change in Business.  Each of the Borrower and the Subsidiary Guarantors shall not, and shall not permit any Restricted Subsidiary to, engage in any business or activity other than as permitted by Section 4.13 of the Senior Secured Notes Indenture.

(gg)                            Section 9.20 of the Credit Agreement (Prepayment of Certain Debt and Other Obligations; Amendment of Terms) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 9.20                            Prepayment of Certain Debt and Other Obligations.  Neither the Borrower nor Jones Parent shall, and Jones Parent shall not permit any of its Subsidiaries to prepay, redeem, purchase, defease, establish a sinking fund or otherwise satisfy prior to the scheduled maturity thereof in any manner the principal amount of any

Specified Debt (each, a “Specified Debt Payment”) other than (i) the Senior Secured Notes or (ii) as permitted by Section 4.07 of the Senior Secured Notes Indenture; provided that in no event shall any Specified Debt Payment be made with the proceeds of any Asset Sale unless either (i) before and after giving effect to such Specified Debt Payment, the Hedged Volume on the date such Specified Debt Payment is made does not exceed 100% of (y) the anticipated projected production from Oil and Gas Properties of the Borrower and the Guarantors set forth in the most recently delivered Reserve Report (as defined in the Senior Secured Notes Indenture) plus (z) additional anticipated production attributable to Oil and Gas Properties of the Borrower and the Guarantors which have been acquired, or which the Borrower or any Subsidiary Guarantor is contractually bound to acquire, since the effective date of such Reserve Report as determined in good faith by the Borrower, or (ii) the Borrower has satisfied each of the following conditions:  (A) notice of such Specified Debt Payment has been given by the Borrower to each Hedge Bank at least 10 Business Days prior to such Specified Debt Payment (or such shorter notice as accepted by each Hedge Bank), (ii) each Swap Agreement with each Hedge Bank shall have been terminated other than to the extent a Hedge Bank has elected not to terminate a Swap Agreement after receipt of such notice, and (iii) all outstanding Hedge Obligations, including such arising as a result of the terminations required under the preceding clause (ii), shall have been paid in full with immediately available funds.

(hh)                          Section 10.01 of the Credit Agreement (Events of Default) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 10.01                     Events of Default. One or more of the following events shall  constitute an “Event of Default”:

(a)  the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b)  the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of thirty days.

(c)  any representation or warranty made or deemed made by or on behalf of the Borrower or any of the Guarantors in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof).

(d)  the Borrower or any Guarantor shall fail to observe or perform any applicable covenant, condition or agreement contained in Section 8.02, Section 9.10, Section 9.11 or Section 9.20.

(e)  the Borrower or any of the Guarantors shall fail to observe or perform any applicable covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 60 days (or, solely with respect to Section 8.01(a), 180 days) after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender).

(f)  [Intentionally Omitted].

(g)  any Event of Default (as defined in the Senior Secured Notes Indenture) shall occur (including, but not limited to, any Bankruptcy Event).

(h)  any holder of Specified Debt, or any beneficiary of any Lien securing Specified Debt, enforces or exercises any rights or remedies with respect to any Collateral.

(i)  any Loan Document after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrower, Jones Parent, or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except (i) to the extent permitted by the terms of this Agreement or such other Loan Document, or (ii) with respect to collateral the aggregate value of which, for all such collateral, does not exceed at any time, $10,000,000, or the Borrower, Jones Parent, any Guarantor or any Affiliate shall so state in writing.

(j)  a Change in Control shall occur and neither of the following conditions have been satisfied:

(A)  the Hedged Volume on the date of such Change in Control does not exceed 100% of (y) the anticipated projected production from Oil and Gas Properties of the Borrower and the Guarantors set forth in the most recently delivered Reserve Report (as defined in the Senior Secured Notes Indenture) plus (z) additional anticipated production attributable to Oil and Gas Properties of the Borrower and the Guarantors which have been acquired, or which the Borrower or any Subsidiary Guarantor is contractually bound to acquire, since the effective date of such Reserve Report as determined in good faith by the Borrower.

(B)  the Borrower has satisfied each of the following conditions:  (i) notice of such Change in Control has been given by the Borrower to each Hedge Bank at least 10 Business Days prior to such Change in Control (or such shorter notice as accepted by each Hedge Bank), (ii) each Swap Agreement with each Hedge Bank shall have been terminated other than to the extent a Hedge Bank has elected not to terminate a Swap Agreement after receipt of such notice, and (iii) all outstanding Hedge Obligations, including such arising as a result of the terminations required under the preceding clause (ii), shall have been paid in full with immediately available funds.

(k)  any material provision of the Intercreditor Agreement shall, for any reason (other than an amendment, consent or termination of the Intercreditor Agreement entered into in accordance with the terms thereof), cease to be valid and binding or otherwise cease to be in full force and effect against any holder of the applicable Junior Debt or any representative of such holders.

(l)  any material provision of the Collateral Agency Agreement shall, for any reason (other than an amendment, consent or termination of the Collateral Agency Agreement entered into in accordance with the terms thereof), cease to be valid and binding or otherwise cease to be in full force and effect against any holder of the applicable Senior Secured Note or any representative of such holders.

(ii)                                  Section 10.02(a) of the Credit Agreement (Remedies) is hereby amended by amending and restating such subsection in its entirety to read as follows:

(a)  In the case of an Event of Default (other than a Bankruptcy Event), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of a Bankruptcy Event, the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(jj)                                Section 12.04(b)(i) of the Credit Agreement (Successors and Assigns) is hereby amended by amending and restating such subsection in its entirety to read as follows:

(b)  (i)  Subject to the conditions set forth in Section 12.04(b)(ii), any Lender (the “Assignor Lender”) may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, it being understood that the Borrower may withhold its consent to any such assignment if such assignment would result in a “Termination Event” or an “Event of Default” or a similar event under any Swap Agreement to which the assignor or any Affiliate of the assignor is a party (and such withholding of consent shall be deemed to be reasonable)) of:

(A)  the Borrower, provided that (i) no consent of the Borrower shall be required if such assignment is to (x) a Lender, an Affiliate of a Lender or an Approved Fund (the “Assignee Lender”) and, in each such case, any Swap Agreements between the Borrower and any of its Subsidiaries, on the one hand, and the Assignor Lender (or an Affiliate of the Assignor Lender), on the other hand, shall have been novated to such Assignee Lender (or an Affiliate of the Assignee Lender) (to the extent necessary, and in a form sufficient, to prevent a “Termination Event”, an “Event of Default”, or a similar event under any Swap Agreement to which the Assignor Lender or any Affiliate of the Assignor Lender is a party), or (y) if an Event of Default has occurred and is continuing; and (ii) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 days after having received notice thereof; and

(B)  the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

(kk)                          Section 12.14 of the Credit Agreement (Collateral Matters; Swap Agreements) is hereby amended by amending and restating such section in its entirety to read as follows:

Section 12.14                     Collateral Matters; Swap Agreements.  The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to Hedge Banks on a pro rata basis in respect of any Hedge Obligations (to the extent limited in the definition thereof) and to the Lenders and their respective Affiliates on a pro rata basis in respect of any Bank Product Obligations.  Except as otherwise provided in the Collateral Agency Agreement, this Agreement, or an Intercreditor Agreement, no Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of such Hedge Obligations or such Bank Production Obligations.  Except as otherwise provided in the Collateral Agency Agreement, this Agreement, or an Intercreditor Agreement, no Lender or any Affiliate of a Lender, in its capacity as a Hedge Bank or as the provider of Bank Products, that obtains the benefits of any Guarantee and Collateral Agreement or any Security Instrument by virtue of the provisions hereof or of any

Guarantee and Collateral Agreement or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder (including under Section 12.02) or under any other Loan Document or otherwise in respect of any collateral or Mortgaged Property (including the release or impairment of any collateral or Mortgaged Property) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.

(ll)                                  Article 12 of the Credit Agreement (Miscellaneous) is hereby amended by adding the following new Section 12.22 to the end therof:

Section 12.22                     Conflicts with Collateral Agency Agreement.  In the event of any conflict between this Agreement and the Collateral Agency Agreement, the Collateral Agency Agreement shall control.

(mm)                  Sections 7.04(c), 7.16(a), 8.05, 8.07, 8.09, 8.10, 8.14, 8.15, 8.16, 8.17, 8.18, 9.01, 9.05, 9.06, 9.07, 9.08, 9.09, 9.13, 9.15, 9.16, and 9.18 are hereby amended by amending and restating each of such sections in their entirety to read as follows:

[Intentionally Omitted].

(nn)                          Annex I to the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex I hereto.

(oo)                          The Credit Agreement is hereby amended by adding a new Exhibit J thereto in the form attached hereto as Exhibit J.

Section 5.                                          Credit Parties Representations and Warranties.  Each Credit Party represents and warrants that: (a) after giving effect to this Agreement, the representations and warranties of the Borrower and the Guarantors contained in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any such representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) after giving effect to this Agreement, no Event of Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate or limited liability company power and authority of such Credit Party and have been duly authorized by appropriate corporate or limited liability company action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Indebtedness (as such Indebtedness may be increased as a result of the transactions contemplated hereby).

Section 6.                                          Conditions to Effectiveness.  This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent on or before the Effective Date:

(a)                                 The Administrative Agent, the Arranger and the Lenders shall have received, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Amended Credit Agreement (including, without limitation, the reasonable fees and expenses of Bracewell LLP, as special counsel to the Administrative Agent).

(b)                                 The Borrower shall have repaid in full in immediately available funds all outstanding Loans, reimbursement obligations with respect to LC Disbursements, fees, and all interest outstanding under the Amended Credit Agreement and shall have made arrangements with respect to all outstanding Letters of Credit which are satisfactory to the Issuing Bank in its sole discretion (and with such satisfactory arrangements, such Letters of Credit shall cease to be Letters of Credit under the Amended Credit Agreement).

(c)                                  The Administrative Agent shall have received from the Borrower and the requisite Lenders counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

Section 7.                                          Acknowledgments and Agreements.

(a)                                 The Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.

(b)                                 The Administrative Agent, the Issuing Bank, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents, as amended hereby.  This Agreement shall not constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, as amended hereby, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, as amended hereby, (iii) any rights or remedies of the Administrative Agent, the Issuing Bank, or any Lender with respect to the Loan Documents, as amended hereby, or (iv) the rights of the Administrative Agent, the Issuing Bank, or any Lender to collect the full amounts owing to them under the Loan Documents, as amended hereby.

(c)                                  The Borrower, each Guarantor, the Administrative Agent, the Issuing Bank and each Lender do hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and each Guarantor acknowledge and agree that their respective liabilities and obligations under the Credit Agreement, as amended hereby, the Guarantee and Collateral Agreement, and the other Loan Documents are not impaired in any respect by this Agreement.

(d)                                 From and after the Effective Date, all references to the Credit Agreement in the Loan Documents shall mean the Credit Agreement, as amended by this Agreement.  This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.

Section 8.                                          Reaffirmation of Security Instruments.  Each Credit Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Instrument to which it is a party, and agrees that each such Security Instrument will continue in full force and effect to secure the Indebtedness as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Instruments are valid, enforceable and subsisting and create a security interest to secure the Indebtedness.

Section 9.                                          Reaffirmation of the Guaranty.  Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guarantee Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Indebtedness, as such Indebtedness may have been amended by this Agreement, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guarantee Agreement in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

Section 10.                                   Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile or PDF electronic mail signature, and all such signatures shall be effective as originals.

Section 11.                                   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 12.                                   Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 13.                                   Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

Section 14.                                   Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BORROWER:	JONES ENERGY HOLDINGS, LLC

	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief
Financial Officer

GUARANTORS:	JONES ENERGY, INC.
JONES ENERGY, LLC
NOSLEY ASSETS, LLC
NOSLEY SCOOP, LLC
NOSLEY ACQUISITION, LLC
JONES ENERGY FINANCE CORP.
NOSLEY MIDSTREAM, LLC

	Each by:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief
Financial Officer

Signature Page to

Amendment No. 13 to Credit Agreement

(Jones Energy Holdings, LLC)

ADMINISTRATIVE AGENT/
ISSUING BANK/LENDER/

WELLS FARGO BANK, N.A.,

	By:	/s/ Paul A. Squires
Paul A. Squires
Managing Director

Signature Page to

Amendment No. 13 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	MUFG UNION BANK, N.A.

	By:	/s/ Lara Francis
	Name:	Lara Francis
	Title:	Vice President

Signature Page to

Amendment No. 13 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Mark Brewster
	Name:	Mark Brewster
	Title:	Vice President

Signature Page to

Amendment No. 13 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	COMERICA BANK

	By:	/s/ Gary Culbertson
	Name:	Gary Culbertson
	Title:	Vice President

Signature Page to

Amendment No. 13 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	SUNTRUST BANK

	By:	/s/ Benjamin L. Brown
	Name:	Benjamin L. Brown
	Title:	Director

Signature Page to

Amendment No. 13 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	BOKF, NA dba Bank of Texas

	By:	/s/ Lloyd G. Cox
	Name:	Lloyd G. Cox
	Title:	Vice President

Signature Page to

Amendment No. 13 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	CITIBANK, N.A.

	By:	/s/ Cliff Vaz
	Name:	Cliff Vaz
	Title:	Vice President

Signature Page to

Amendment No. 13 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	BARCLAYS BANK PLC

	By:	/s/ Sydney G. Dennis
	Name:	Sydney G. Dennis
	Title:	Director

Signature Page to

Amendment No. 13 to Credit Agreement

(Jones Energy Holdings, LLC)

LENDER:	IBERIABANK

	By:	/s/ Bryan Chapman
	Name:	Bryan Chapman
	Title:	Market President, Energy Lending

Signature Page to

Amendment No. 13 to Credit Agreement

(Jones Energy Holdings, LLC)

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount	Commitment
Wells Fargo Bank, N.A.	16.0000000%	$4.00	$4.00
MUFG Union Bank, N.A.	11.2000000%	$2.80	$2.80
Credit Agricole Corporate and Investment Bank	11.2000000%	$2.80	$2.80
Capital One, National Association	11.2000000%	$2.80	$2.80
JPMorgan Chase Bank, N.A.	11.2000000%	$2.80	$2.80
Toronto Dominion (New York) LLC	8.0000000%	$2.00	$2.00
Comerica Bank	8.0000000%	$2.00	$2.00
SunTrust Bank	8.0000000%	$2.00	$2.00
BOKF, NA dba Bank of Texas	4.8000000%	$1.20	$1.20
Citibank, N.A.	3.6000000%	$0.90	$0.90
Barclays Bank PLC	3.6000000%	$0.90	$0.90
IBERIABANK	3.2000000%	$0.80	$0.80
TOTAL	100.0000000%	$25.00	$25.00

EXHIBIT J
FORM OF ADDITIONAL LENDER AGREEMENT

THIS ADDITIONAL LENDER AGREEMENT (this “Agreement”) dated as of [•], is between [Insert name of Additional Lender] (the “Additional Lender”) and Jones Energy Holdings, LLC (“Borrower”). Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement referred to below.

R E C I T A L S

A.                                    The Borrower, Wells Fargo Bank, National Association, as the Administrative Agent, and certain Lenders have entered into that certain Credit Agreement dated as of December 31, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.                                    The Borrower has requested, pursuant to Section 2.09 of the Credit Agreement, that the Aggregate Maximum Credit Amount be increased by an additional $0.01 to a total of $[•] and that the Additional Lender’s Maximum Credit Amount of $0.01 be established hereby.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.01                             Additional Lender.

(a)                                 Pursuant to Section 2.09 of the Credit Agreement, effective as of the date hereof in accordance with Section 1.04 hereof, the Additional Lender shall hereby (i) become a Lender under, and for all purposes of, the Credit Agreement with a Maximum Credit Amount of $0.01 and (ii) have all of the rights and obligations of a Lender under the Credit Agreement.

(b)                                 Annex I of the Credit Agreement is hereby amended to reflect the establishment of the Additional Lender’s Maximum Credit Amount as contemplated hereby.

Section 1.02                             Agreements.  The Additional Lender hereby (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a Lender, (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Maximum Credit Amount, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by Additional Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 1.03                             Confirmation. The provisions of the Credit Agreement, as amended from time to time in accordance with its terms, shall remain in full force and effect following the effectiveness of this Agreement.

Section 1.04                             Effectiveness.  This Agreement shall become effective on the date hereof in accordance with Section 2.09 of the Credit Agreement.

Section 1.05                             Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic image scan transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 1.06                             Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE TEXAS.

Section 1.07                             Severability.  In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 1.08                             Notices.  All communications and notices hereunder shall be in writing and given as provided in Section 12.01 of the Credit Agreement; provided that all communications and notices hereunder to the Additional Lender shall be given to it at the address set forth in its Administrative Questionnaire.

Section 1.09                             Loan Document.  This Agreement is a Loan Document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

JONES ENERGY HOLDINGS, LLC,
as the Borrower

By:
Name:
Title:

[Additional Lender],
as the Additional Lender

By:
Name:
Title:

Acknowledged and Accepted by:
Wells Fargo Bank, National Association,
as Administrative Agent

By:
Name:
Title: